Exhibit 99

NEWS RELEASE

The Progressive Corporation 6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Company Contact: Patrick Brennan (440)395-2370
The Company is scheduled to hold a one-hour conference call to address questions on Friday, March 2, 2007, at 9:30 a.m. eastern time, subsequent to the posting of the Company’s 2006 Annual Report online and the filing of its 2006 Annual Report on Form 10-K with the SEC. Registration for the teleconference or webcast is available on our Web site at http://investors.progressive.com/events.asp
FOR IMMEDIATE RELEASE
MAYFIELD VILLAGE, OHIO — February 14, 2007 — The Progressive Corporation today reported the following results for January 2007:

	January	January
(millions, except per share amounts and ratios)	2007	2006	Change
Net premiums written	$1,314.4	$1,329.7	(1)%
Net premiums earned	1,335.3	1,336.0	0%
Net income	137.7	154.1	(11)%
Per share	.18	.19	(5)%
Combined ratio	87.8	86.0	1.8 pts.
     Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business units write insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses.
     See the “Income Statement” and “Supplemental Information” for further information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
January 2007
(millions — except per share amounts)
(unaudited)

	Current Month	Comments on Monthly Results[1]

Direct premiums written	$1,336.3

Net premiums written	$1,314.4

Revenues:
Net premiums earned	$1,335.3
Investment income	49.7
Net realized gains (losses) on securities	.2
Service revenues	2.4

Total revenues	1,387.6

Expenses:
Losses and loss adjustment expenses	894.4
Policy acquisition costs	136.0
Other underwriting expenses	142.5
Investment expenses	1.0
Service expenses	2.3
Interest expense	6.3

Total expenses	1,182.5

Income before income taxes	205.1
Provision for income taxes	67.4

Net income	$137.7

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	741.2

Per share	$.19

Diluted:
Average shares outstanding	741.2
Net effect of dilutive stock-based compensation	7.7

Total equivalent shares	748.9

Per share	$.18

1See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2005 audited consolidated financial statements included in our 2005 Shareholders’ Report, which can be found at www.progressive.com/annualreport.
The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	.2%
Common stocks	2.0%
Total portfolio	.5%

Pretax recurring investment book yield	4.3%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
January 2007
($ in millions)
(unaudited)

				Commercial
	Personal Lines			Auto	Other	Companywide
	Drive	Direct	Total	Business	Businesses[1]	Total

Net Premiums Written	$713.5	$420.8	$1,134.3	$177.3	$2.8	$1,314.4
% Growth in NPW	(2)%	1%	(1)%	(1)%	NM	(1)%
Net Premiums Earned	$739.5	$416.6	$1,156.1	$177.0	$2.2	$1,335.3
% Growth in NPE	(2)%	3%	(1)%	5%	NM	0%

GAAP Ratios
Loss/LAE ratio	68.3	68.3	68.3	59.5	NM	67.0
Expense ratio	21.0	20.9	21.0	19.6	NM	20.8

Combined ratio	89.3	89.2	89.3	79.1	NM	87.8

Actuarial Adjustments[2]
Reserve Decrease/(Increase) Prior accident years						$4.8
Current accident year						(.1)

Calendar year actuarial adjustment	$3.4	$2.5	$5.9	$(1.2)	$0	$4.7

Prior Accident Years Development
Favorable/(Unfavorable) Actuarial adjustment						$4.8
All other development						58.7

Total development						$63.5

Calendar year loss/LAE ratio						67.0

Accident year loss/LAE ratio						71.8

Statutory Ratios
Loss/LAE ratio						67.1
Expense ratio						20.6

Combined ratio						87.7

Statutory Surplus						$5,151.5

NM = Not Meaningful

	January	January
Policies in Force	2007	2006	Change
(in thousands)
Drive — Auto	4,454.4	4,501.1	(1)%
Direct — Auto	2,449.1	2,346.4	4%
Special Lines[3]	2,878.4	2,680.7	7%

Total Personal Lines	9,781.9	9,528.2	3%

Commercial Auto Business	504.5	470.9	7%

1 Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $1.4 million.
2 Represents adjustments solely based on our corporate actuarial reviews.
3 Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles, an umbrella product and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions — except per share amounts)
(unaudited)

January
2007
CONDENSED GAAP BALANCE SHEET:[1]
Investments — Available-for-sale, at fair value:
Fixed maturities (amortized cost: $10,189.2)	$10,144.2
Equity securities:
Preferred stocks (cost: $1,784.5)	1,821.1
Common equities (cost: $1,468.4)	2,410.9
Short-term investments (amortized cost: $736.9)	737.4

Total investments[2]	15,113.6
Net premiums receivable	2,502.0
Deferred acquisition costs	436.5
Other assets	1,855.4

Total assets	$19,907.5

Unearned premiums	$4,313.0
Loss and loss adjustment expense reserves	5,703.6
Other liabilities[2]	1,789.7
Debt	1,185.6
Shareholders’ equity	6,915.6

Total liabilities and shareholders’ equity	$19,907.5

Common Shares outstanding	744.5
Shares repurchased — January	3.7
Average cost per share	$23.39
Book value per share	$9.29
Trailing 12-month return on average shareholders’ equity	24.8%
Net unrealized pre-tax gains on investments	$934.6
Increase (decrease) from December 2006	$16.4
Debt to total capital ratio	14.6%
Fixed-income portfolio duration	3.1 Years
Weighted average credit quality	AA+
Year-to-date Gainshare factor	.75
1Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $354.9 million.
2Amounts include net unsettled security acquisitions, including repurchase commitments, of $296.1 million.

Monthly Commentary
•	In January, we recognized $58.7 million of favorable prior accident year “all other” development. Development (either favorable or unfavorable) often occurs in the month after reserves are recorded. January is the only month in which this development is shown as development from the prior accident year. Similar effects in other months are intra-accident year and, therefore, not recorded as prior accident year development.
The Progressive Group of Insurance Companies, in business since 1937, ranks third in the nation for auto insurance based on premiums written and provides drivers with competitive rates and 24/7, in-person and online service. The products and services of the Progressive Direct Group of Insurance Companies are marketed directly to consumers online at www.progressivedirect.com and by phone at 1-800-PROGRESSIVE through the Progressive Direct® brand. The Drive Group of Progressive Insurance Companies offers insurance through more than 30,000 independent insurance agencies that market their products and services through the Drive® Insurance from Progressive brand. For more information about Drive Insurance, go to www.driveinsurance.com. The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. More information, including a guide to interpreting the monthly reporting package, can be found at www.progressive.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may appear to be volatile in certain accounting periods.